CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 9, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of the Masco Corporation 401(k) Plan on Form ll-K for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statements of Masco Corporation on Form S-8 (File Nos. 333-74815 and 333-168827).

/s/ Grant Thornton LLP

Southfield, Michigan
June 9, 2017